Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

June 14, 2021

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Senior Vice President

402-952-1235

America First Multifamily Investors, L.P. Obtains New $40 Million Line of Credit

OMAHA, Nebraska -- America First Multifamily Investors, L.P. (NASDAQ:  ATAX) (“ATAX”) announced today that on June 11, 2021, it closed on a secured revolving Line of Credit facility (“LOC”) of up to $40 million with two lenders, BankUnited N.A. and Bankers Trust Company. BankUnited N.A.  also serves as sole arranger and administrative agent. The LOC is secured by ATAX’s equity investments in its Vantage properties portfolio, a first mortgage on its Suites on Paseo MF Property and a bank account held at BankUnited, N.A. The amount available to be drawn on the LOC is limited to the lesser of $40 million and a borrowing base calculation related to the collateral. In addition, Greystone Select Holdings LLC, an affiliate of ATAX’s general partner, provided a deficiency guaranty.

ATAX may use proceeds from the LOC to purchase mortgage revenue bonds, governmental issuer loans, investments in unconsolidated entities and other investments, and for its general working capital and liquidity requirements. The LOC has an initial two-year term with two one-year renewal options, subject to certain extension conditions. The outstanding balance of the LOC bears interest at a variable rate equal to 30-Day LIBOR plus 3.25% with interest payable monthly.

“This new LOC with BankUnited N.A. and Bankers Trust Company enhances our available liquidity at an attractive interest cost and will allow us to continue pursuing investment opportunities that are accretive to ATAX,” said Kenneth C. Rogozinski, Chief Executive Officer of ATAX. “We are pleased to start a new relationship with BankUnited N.A. and to continue our strong existing lending relationship with Bankers Trust Company.”

“The additional support provided by Greystone Select Holdings LLC demonstrates our general partner’s continuing support of ATAX for the benefit of our unitholders.  This is the first time in ATAX’s history where this kind of financial commitment has been made by an affiliate of ATAX’s general partner,” said Rogozinski.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: risks involving current maturities of financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.